UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MRU HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MRU Holdings, Inc.
1114 Avenue of the Americas
30th Floor
New York, New York 10036

November 3, 2006

Dear Stockholder:

You are invited to attend the 2006 Annual Meeting of Stockholders to be held on Tuesday, November 14, 2006, beginning at 12:00 p.m. Eastern Time. The meeting will be held at the offices of McGuireWoods LLP located at 1345 Avenue of the Americas, 7th Floor, New York, New York 10105. The purpose of the meeting is to consider and vote upon the proposals described in the notice and the proxy statement accompanying this letter.

In addition to the formal items of business, I will review the Company’s major developments over the past year and share with you our plans for the future and you will have the opportunity to ask questions of the senior management of the Company.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the postage paid envelope provided. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the meeting, you may do so and your proxy will have no further effect.

Sincerely,

Edwin J. McGuinn, Jr.
Chairman of the Board

1114 Avenue of the Americas
30th Floor
New York, New York 10036

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MRU Holdings, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of MRU Holdings, Inc. will be held on Tuesday, November 14, 2006, at 12:00 p.m. Eastern Time, at the offices of McGuireWoods LLP located at 1345 Avenue of the Americas, 7th Floor, New York, New York 10105 to consider and act upon the following matters each of which is described in greater detail in the accompanying proxy statement:

1.

to elect 8 directors to our Board of Directors;

2.

to consider and transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

Only stockholders of record of our capital stock at the close of business on November 2, 2006 are entitled to receive notice of, and to vote on, the business that may come before the annual meeting.

Whether or not you plan to attend the annual meeting, please complete, sign, date, and return the enclosed proxy card to our transfer agent as promptly as possible in the postage paid envelope provided. You may revoke the proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Louis W. Zehil
Corporate Secretary

November 3, 2006

1114 Avenue of the Americas
30th Floor
New York, New York 10036

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 14, 2006

This proxy statement is being furnished to you as a stockholder of record of MRU Holdings, Inc. as of November 2, 2006, in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 14, 2006, beginning at 12:00 p.m. Eastern Time, at the offices of McGuireWoods LLP located at 1345 Avenue of the Americas, 7th Floor, New York, New York 10105, or any adjournments thereof, for the purposes set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders and as described in detail herein. The approximate date that this proxy statement and the enclosed proxy are first being sent to stockholders is November 3, 2006. Stockholders should review the information provided herein in conjunction with the Company’s Annual Report on Form 10-KSB for the period ended June 30, 2006 which accompanies this proxy statement.

Unless the context requires otherwise, references in this statement to the “Company”, “we”, “us”, or “our” refer to MRU Holdings, Inc. and its subsidiaries.

Voting of Proxies

The enclosed proxy is solicited on behalf of the Board. Shares of our common stock and Series B Preferred stock (hereinafter referred to collectively as “capital stock”) represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted (1) FOR the election of the nominees for directors named herein and (2) by the proxies in their discretion on any other proposals as may properly come before the Annual Meeting.

If you have signed and returned the enclosed proxy you may nevertheless revoke such proxy at any time prior to the voting thereof either in person at the Annual Meeting or by filing with the Company’s transfer agent a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by our transfer agent prior to the voting of stockholders at the Annual Meeting. Unless you vote at the Annual Meeting or take other action, your attendance alone at the Annual Meeting will not revoke your proxy.

Voting Securities and Rights

Our Board of Directors has fixed the close of business on November 2, 2006 as the record date (the “Record Date”) for determining the holders of our capital stock entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 18,363,148 shares of common stock and 7,631,880 shares of Series B Convertible Preferred Stock entitled to vote at the Annual Meeting, held by approximately 1,050 registered stockholders. Stockholders as of the Record Date are entitled to one vote for each share of capital stock on all matters presented at the Annual Meting. The presence, either in person or by properly executed proxy, of holders of the majority of the shares of capital stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting is limited to stockholders as of the Record Date, their authorized representatives and guests of the Company.

The vote required for approval of each of the proposals before the stockholders at the Annual Meeting is specified in the description of such proposal below. For the purposes of determining whether a proposal has received the required vote, abstentions and broker non-votes will be included in the vote total, with the result that an abstention or broker non-vote, as the case may be, will have the same effect as a vote against the proposal.

Purpose of Meeting

At the Annual Meeting, the Company’s stockholders will consider and vote on the following matters:

1.

to elect 8 directors to our Board of Directors;

2.

to consider and transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shares of our capital stock represented by properly executed and returned proxies will be voted, unless otherwise specified, in favor of the nominees for the Board named below. Each of the nominees for election as a director has advised the Company that he is willing to serve if elected. If, as a result of circumstances not known or unforeseen, any of such nominees is unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Board may select. Each nominee for director will be elected by a majority of votes cast at the Annual Meeting. The directors nominated for election at the Annual Meeting are Edwin J. McGuinn, Jr., Raza Khan, Vishal Garg, Andrew Mathieson, Richmond T. Fisher, Michael M. Brown, Sunil Dhaliwal, and C. David Bushley.

Information on Directors and Nominees

Set forth below is certain information regarding our directors, executive officers, key personnel, and members of our advisory board. Our directors are elected annually. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.

Directors and Executive Officers

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Edwin J. McGuinn, Jr.	55

Chairman and Chief Executive Officer – In addition to his duties at MRU, Mr. McGuinn is also the President of eLOT, Inc and its subsidiary interest eLottery.com (formerly known as Executone, Inc), a telephony services and e-commerce provider for the governmental lottery industry. Prior to joining eLOT, Mr. McGuinn was President and CEO of Automated Trading Systems, Inc. (LimiTrader.com), an institutional electronic trading system for new issue and secondary corporate bonds. From 1992 to 1997, Mr. McGuinn was Senior Managing Director and Head of the Equity Products for Rodman & Renshaw and Mabon Securities specializing in mid-cap research and corporate finance for consumer services, specialty finance, health care and technology companies. From 1981 to 1992, Mr. McGuinn was a managing director and member of Lehman Brothers Fixed Income Operating Committee. While at Lehman Brothers, Mr. McGuinn was responsible for developing Lehman’s global presence in U.S. fixed income arbitrage and international fixed income trading, sales and research. During 1973 to 1981, Mr. McGuinn was a Senior Manager with Ernst & Young in the audit and management consulting divisions. Mr. McGuinn sits on the advisory board of a venture capital company, and the board of directors of eLot, Inc. and Enigma Software Group, Inc., a New York City based public company developer of software and Internet-based systems. Mr. McGuinn received a Bachelor of Arts in Mathematics and Economics from Colgate University and a Master of Science in Accounting from New York University. He holds NASD Series 7, 8, and 24 licenses along with a Certified Public Accounting license from the State of New York (inactive). Mr. McGuinn has served on our Board since July 8, 2004.

Raza Khan	29

Co-Founder, President and Director – Prior to MRU, Mr. Khan co-founded Silk Road Interactive, a consulting company advising clients on business and financial strategy, brand development and marketing, and technology. Mr. Khan worked with clients such as Sony Music, the White House Historical

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Raza Khan – continued

Association, Computers4Sure, Blades Board Skate, and RMH, a subsidiary of Advanta, among others. Mr. Khan has collaborated on the development of various innovations in the financial services sector including the development of human capital based investment instruments for which he has been cited in numerous articles and news segments including the Financial Times and CNN. He has lectured at the CATO Institute and the Harvard Business Club regarding investing in human capital. Mr. Khan attended New York University. Mr. Khan has served on our Board since July 8, 2004.

Vishal Garg	28

Co-Founder, Chief Financial Officer, and Director – Prior to MRU, Mr. Garg was a Founder & Managing Partner at 1/0 Capital LLC and Schwendiman Technology Partners LLC - hedge funds focused on investments in emerging markets with approximately $125 million in combined firm assets. At Schwendiman, Mr. Garg managed a group of funds focused on emerging markets for large clients such as Bank Julius Baer, Credit Suisse Group, Republic National Bank/HSBC, Pictet & Cie., among others. In addition, he was the portfolio manager for a $15 million frontier markets managed account for Goldman Sachs Commodities Corp. Prior to 1/0 and Schwendiman, Mr. Garg was with Morgan Stanley in the Latin America Investment Banking and M&A groups with a focus on telecom, technology and media companies. Prior to Morgan Stanley, he was with VZB Partners, as the Asia Pacific Portfolio Manager for the Strategos Fund, managing an investment portfolio of approximately $50 million, and co-managing a $10 million managed account for Rockefeller & Co. Mr. Garg graduated Beta Gamma Sigma with highest honors from the Stern School of Business at New York University. Mr. Garg has served on our Board since July 8, 2004.

Richmond T. Fisher	48

Director – Mr. Fisher is the Co-Founder and the Managing Director of RaceRock Capital Partners, LLC, a closely held private equity firm located in Stamford Connecticut that provides expansion and acquisition capital to growth companies. Prior to joining RaceRock Capital Partners, Mr. Fisher was Founder and Managing Partner of Race Point Partners, LLC, a specialized business consulting firm serving private equity, venture capital, banks, and other organizations in need of specialized executive skills in the area of risk assessment, stressed ands distressed portfolio assessment, interim executive leadership and business turnaround. Prior to founding Race Point Partners, Mr. Fisher was Senior Vice President of Global Sales with Standard and Poors Investment Services and a member of their senior operating committee from January 2000 through April 2002. In addition, Mr. Fisher Held the position of President and Chief Executive Officer at Standard and Poors Securities, Inc. in 1998 and 1999. Mr. Fisher currently holds NASD Series 7, 24 and 63 licenses. Mr. Fisher has served on our Board since March 22, 2005.

C. David Bushley	63

Director – Previously, Mr. Bushley was the Senior Vice President, Human Resources for Mellon Financial Corporation and was formerly on the Board of Directors at Education Lending Group, Inc. Prior to joining Mellon Financial Corp., Mr. Bushley served as Financial Services Industry National Practice Leader, Compensation Consulting, for PriceWaterhouseCoopers, the Senior Vice President and Chief Financial Officer of Amdura Corporation and as the Senior Vice President and the Chief Lending Officer for Mortgage Banking at the Dime Savings Bank. Prior to this, Mr. Bushley spent 9 years with Merrill Lynch & Co. where he held a variety of senior management positions, including the position of President of Merrill Lynch Mortgage Company. Mr. Bushley has served on our Board since July 8, 2005.

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Andrew Mathieson	43

Director – Mr. Mathieson is President and Founder of Fintura Corporation. Previously, Mathieson was a Managing Director of InfiStar Corporation of Atlanta, Georgia and also served as a Director of InfiCorp Holdings, Inc., the parent corporation of InfiStar and InfiBank, N.A, and a wholly owned subsidiary of First National of Nebraska, Inc. Prior to joining InfiStar in September 1994, Mr. Mathieson was the founder and Principal of Mathieson Consulting, a strategy and general management consultancy based in Chicago. In that position, he assisted First Data Corporation with a number of projects, including the development of its three-year strategic plan. Prior to launching Mathieson Consulting, Mr. Mathieson was the director of Blue Cross and Blue Shield Association's national consulting practice. He has also worked for The Graycon Group, United Airlines and Citicorp Diners Club. Mr. Mathieson holds an MBA from the University of Chicago with a double specialization in marketing and business economics and an undergraduate degree from the University of Michigan. Mr. Mathieson has served on our Board since January 25, 2006.

Michael M. Brown	34

Director – A partner at Battery Ventures, which he joined in 1998, Mr. Brown is a member of the board of directors at the following companies: Fingerhut Direct Marketing, OutlookSoft Corporation and TradeKing. In addition, Mr. Brown has been actively involved with Battery's investments in ChemConnect, The London International Financial Futures and Options Exchange (acquired by Euronext) and Pedestal, Inc. From 1996 to 1998, Mr. Brown was a member of the High Technology Group at Goldman, Sachs & Co., where he worked on a variety of debt and equity financings and merger and acquisition assignments. Prior to joining the High Technology Group, he was a Financial Analyst within Goldman's Financial Institutions Group. Mr. Brown graduated magna cum laude from Georgetown University with a BS in Finance and International Business. Mr. Brown has served on our Board since February 24, 2006.

Sunil Dhaliwal	30

Director – A partner at Battery Ventures, which he joined in 1998, Mr. Dhaliwal is currently a board member at Netezza Corporation, and a board observer at CipherTrust, Inc. Mr. Dhaliwal previously served as a director or board observer at Storigen Systems (acquired by EMC), @Stake (acquired by Symantec), and Storability Software (acquired by StorageTek). Mr. Dhaliwal has also been involved with other Battery investments including Cbeyond Communications and Akara (acquired by Ciena). Prior to joining Battery, Mr. Dhaliwal worked in the High Technology Group at Alex Brown & Sons, Inc. where he executed numerous equity financings, and mergers & acquisitions in the communications and software industries. Mr. Dhaliwal graduated from Georgetown University with a BS in Finance and International Business. Mr. Dhaliwal has served on our Board since February  24, 2006.

Key Personnel

Name	Age	Position

Jonathan R. Strong	51	Chief Technology Officer
Randy L. Rasmussen	41	Managing Director of Finance & Controller
Walter B. Balmas	39	Senior Vice President of School Channel Marketing
Jason M. Hare	32	Vice President, Capital Markets
Phillip J. Sbrochi	57	Special Securitization Advisor

Jonathan R. Strong, Chief Technology Officer – Prior to joining MRU, Mr. Strong was President of The Strong Group, Inc., Director of Management Consulting for DMR Group, Projects Director for CAP Gemini, Senior Management Consultant at Touche Ross and Systems Manager for RCA’s Corporate Controller. Mr. Strong holds an MBA in management and finance from Drexel University, a Masters in Psychoanalysis from the Philadelphia School of Psychoanalysis and a Bachelors in Psychology from the University of Pennsylvania where he was named “Benjamin Franklin National Scholar”.

Randy L. Rasmussen, Managing Director of Finance & Controller – From May 2001 to joining the Company, Mr. Rasmussen held the position of Controller for several New York based private companies including Waterfront Media, Inc., a venture-stage Internet media company, and venture-stage software companies CapitalThinking, Inc. (acquired by CapitalStream, Inc.) and NeoVision Hypersystems, Inc. (since acquired by SS&C Technologies). Prior to that time, Mr. Rasmussen was Director of Finance and Administration for Always-On Inc. (since acquired by Veracicom Inc.), a venture stage Internet applications service provider. Mr. Rasmussen has progressive financial experience from The Associated Press, Knight-Ridder, Roadway Express and KPMG. Mr. Rasmussen has a BSBA in Accounting and Finance from Creighton University and an MBA from the University of Pittsburgh. Additionally, Mr. Rasmussen is an inactive Certified Public Accountant from the State of Pennsylvania.

Walter B. Balmas, Senior Vice President of School Channel Marketing – Prior to MRU Holdings, Inc., Mr. Balmas was the Director of Loan Origination at Allstudent, a leading federal student loan company in California. Mr. Balmas managed all aspects of origination and servicing, helping to grow Allstudent to over $200M in originations with a portfolio of over $1B in loans. Prior to Allstudent, Mr. Balmas was a Project Manager at ACS; Assistant Director of Financial Aid at the University of Southern California, one of the largest private loan originating schools in the United States; and was the Vice President of Lending at the University of Southern California Federal Credit Union, which he grew from zero to over $50 million in originations within a two year period. Mr. Balmas has a BA from the University of Southern California.

Jason Hare, Vice President of Capital Markets – Prior to MRU Holdings Inc., Mr. Hare was an Assistant Vice-President in the Asset Finance Group at Financial Security Assurance (“FSA”). Mr. Hare was responsible for originating, underwriting, and structuring domestic asset-backed securitizations and lending facilities, primarily for consumer receivables. While in the Asset Finance Group, Mr. Hare was responsible for underwriting approximately $10 billion of sub-prime and near-prime auto receivables. He also participated in underwriting $500 million of other assets including small-medium size ticket equipment leases, manufactured housing, and credit cards. Mr. Hare was also responsible for managing the relationships among FSA, issuers, bankers, and rating agencies. Prior to joining the Asset Finance Group, Mr. Hare served a member of a group that supported the Asset Finance Group through monthly monitoring and reporting of transaction performance. Mr. Hare has a Bachelors Degree in Finance from Boston College and an MBA from Fordham University.

Phillip J. Sbrochi, Special Securitization Advisor – Mr. Sbrochi spent 29 years at Bank One Corp. where he was most recently the Head of National Retail Lending, which included the Student Loan Business for Bank One Ohio Corp. Bank One was the second largest Federal Loan player after Sallie Mae. Mr. Sbrochi is presently working as a consultant for a Midwestern regional bank, guiding the development of a liquidation model for delinquent and charged-off loans. Prior to consulting, Mr. Sbrochi founded Break-Thru Financial Company, LLC. At Bank One, Mr. Sbrochi previously served as Manager in Installment Loans and Vice President of the Retail Loan Division, managing the origination and servicing of all retail loan products, such as Student Loans. Later, Mr. Sbrochi became Executive Vice President and Manager of the National Retail Lending Division and moved to Banc One Capital Corporation as Managing Director of the Specialty Finance Mezzanine Fund. Mr. Sbrochi holds an MBA from Capital University in Columbus Ohio and a BS in Business Administration from The Ohio State University.

Advisory Board

Michael L. Robertson – Michael L. Robertson is a highly successful and widely recognized entrepreneur focusing on new markets. He spearheaded revolutions in the media and software business and is currently the founder and chief executive officer of Lindows.com, a consumer software company that creates choice in the operating system marketplace. Mr. Robertson served as Chief Executive Officer and Chairman of the Board at MP3.com since March 1998.

Gobind Sahney – Gobind Sahney is the founder of GO Services, a leading servicing and collections agency. Mr. Sahney also founded YES, Inc. a successful consumer finance (credit card) marketing organization affiliated with MBNA America Bank. He is also the founder of Sahney and Company, an investment management firm specializing in private equity and alternative investment deal/transaction evaluation and valuation for companies interested in the Asia-Europe-USA corridor. He also advises clients in the specific functions of corporate finance and mergers and acquisitions. Mr. Sahney has over 15 years experience in corporate finance, credit and business management; has past experience in public and private accounting; in mortgage banking, and with a private investment partnership. He serves as director of Herbonics, Inc. and International Metal Products (Asia) Pte.Ltd.(Singapore). Mr. Sahney is also a member of the Babson College Board of Trustees, the Babson College Asian Advisory Board, and a trustee of The Scripps Whittier Institute for Diabetes (Chairman, 2001).

Code of Ethics

We have adopted a Code of Ethics which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other senior financial staff and embodies principles to which such officers are expected to adhere and advocate. These tenets for ethical business conduct encompass rules regarding individual and peer responsibilities, as well as responsibilities to the Company’s employees, the public and other stockholders. Our Code of Ethics is available at the Company’s website at www.MRUHoldings.com.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES.

Corporate Governance

We strive to maintain the confidence of our stockholders by adhering to the highest business standards and by conducting our business in accordance with all applicable laws, rules and regulations and the highest ethical standards and economic responsibilities. As such we have adopted a Code of Conduct which embodies these commitments and provides guidelines on the Company’s standard business practices and regulatory compliance which apply to all members of the Board, our officers and employees as well those consultants, agents and representatives retained by the Company. Our Code of Conduct is available at the Company’s website at www.mruholdings.com.

We have adopted a Code of Ethics which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other senior financial staff and embodies principles to which such officers are expected to adhere and advocate. These tenets for ethical business conduct encompass rules regarding both individual and peer responsibilities, as well as responsibilities to the Company’s employees, the public and other stockholders. Our Code of Ethics is available at the Company’s website at www.mruholdings.com.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

Board of Directors

Our Board currently consists of eight members who are elected annually. Each director holds office until the next annual meeting of stockholders, his death, resignation, removal, or until his successor has been elected. The Board elects our Chairman, President, Chief Executive Officer, and Chief Financial Officer to serve until their successors are elected or they are removed. During 2006, the Board held four (4) meetings and took other certain actions by unanimous written consent. All directors attended at least 75% of the meetings of the Board. The Board has determined that the following three members, Mr. Brown, Mr. Bushley, Mr. Dhaliwal, Mr. Fisher, and Mr. Mathieson, are independent as defined by the National Association of Securities Dealers listing standards.

Communications with the Board of Directors. The Board has established a process for stockholders to communicate questions or concerns about the Company directly to the Board. Such communications may be confidential or anonymous and may be submitted in writing to the Company’s Corporate Secretary, Louis W. Zehil, at 1345 Avenue of the Americas, New York, New York 10105.

Compensation of Directors. We reimburse the non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board. Management directors do not receive any compensation for their services as directors other than the compensation they receive as our officers.

Board Committees

The Board has established three standing committees comprised entirely of independent directors and has adopted written charters for each of these committees. Charters for each standing committee are available at the Company’s website at www.mruholdings.com. A copy of the Audit Committee Charter which was filed with the 2005 Proxy Statement.

Audit Committee and Audit Committee Financial Expert. The Audit Committee was established on May 11, 2005 and is primarily concerned with the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, independence and qualifications of our independent auditor and performance of the company’s internal audit function. The Audit Committee is chaired by Mr. Fisher who the Board has determined is an “audit committee financial expert” as defined under applicable rules of the Securities and Exchange Commission. The Audit Committee met four times in fiscal year 2006. Also serving on the Audit Committee are Mr. Dhaliwal and Mr. Mathieson. All of the Audit Committee members are independent.

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified and supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and discussion of these items, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal year 2006.

Nominating Committee. The Nominating Committee was established on July 11, 2005 and is responsible for the establishing criteria for director nominees and identifying qualified individuals for nomination as director nominees, annual reviews of director compensation and benefits, oversight of annual self-evaluations of the Board and its committees as well as director performance and Board dynamics. The Nominating Committee makes recommendations to the entire board concerning the structure and membership of the Board and its committees. The Nominating Committee will consider stockholder recommendations for director nominees which should be sent to the Nominating Committee c/o our Corporate Secretary, Louis W. Zehil, at 1345 Avenue of the Americas, New York, New York 10105. Mr. Brown is the Chairman of the Nominating Committee. The Nominating Committee met once during fiscal year 2006.

Compensation Committee. The Compensation Committee was established on July 11, 2005 and is responsible for reviewing and approving executive compensation and monitoring mnagement resources, structure, succession planning, development, selection process and performance of key executives. The Compensation Committee administers the Company’s equity compensation plans. The Chairman of the Compensation Committee is Mr. Bushley. The Compensation Committee met twice during 2006.

Executive Compensation

The following table summarizes the annual compensation paid to the Company’s named executive officers for the three years ended June 30, 2006, June 30, 2005, and December 31, 2004:

Summary Compensation Table

Name and Position	Year	Annual Salary	Bonus	Securities Underlying Options/SARs (#)

Ed McGuinn	2006	$213,333	$125,000	450,000
Chief Executive Officer	2005	$183,500	$100,000	410,000
	2004	—	—	—
Raza Khan	2006	$197,875	$125,000	700,000
President	2005	$168,313	$100,000	300,000
	2004	$34,475	—	—
Vishal Garg	2006	$197,875	$125,000	700,000
Executive Vice President and Chief Financial Officer	2005	$168,313	$100,000	300,000
	2004	$34,475	—	—

Option/SAR Grants in Last Fiscal Year

Name and Position	No. of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/SH)	Expiration Date

Edwin J. McGuinn, Chief Executive Officer	450,000	14.67%	$3.83	1/25/2016

Raza Khan, President	700,000	22.82%	$3.15	9/20/2015

Vishal Garg, Chief Financial Officer	700,000	22.82%	$3.15	9/20/2015

Aggregate Option Exercises in Last Fiscal Year

None of our named executive officers exercised stock options in fiscal year 2006.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2006, the number of securities outstanding under the Company’s stock option plan, the weighted average exercise price of such options, and the number of options available for grant under such plan:

	(a) Number of securities to be issued on exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,838,553	$2.77	1,596,513
Equity compensation plans approved by non security holders	—	—	—
Totals	2,838,553	$2.77	1,596,513

Employment Agreements

We have entered into an executive employment agreement with our Chairman and CEO, Edwin J. McGuinn, Jr. The employment agreement provides for an initial annual base salary of $200,000. The agreement provides for a minimum annual increase in base salary of 10% and additional increases at the discretion of the Board of Directors. The employment agreement also provides for a minimum annual performance-based bonus of $50,000 and bonuses in excess thereof at the discretion of the Board of Directors. Under the agreement, Mr. McGuinn will also receive options to purchase up to 410,000 shares of our capital stock made available under our 2004 Omnibus Incentive Plan (the “Plan”), which vest quarterly and become fully exercisable on November 1, 2005. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the Plan. The exercise price of the 410,000 options will be $1.60 per share and the exercise price of any future option will be the fair market value of our capital stock on the date such options are granted. Under the agreement, the Company is required to grant Mr. McGuinn 250,000 options at an exercise price of $3.00 per share, 25% of which vest and become exercisable on the grant date and an additional 12.5% vesting and becoming exercisable on the first day of each quarter thereafter, if the Company increases the number of shares of Capital stock available under the Plan.

Mr. McGuinn’s employment agreement expires on November 11, 2007, subject to extension or earlier termination. The agreement provides that if Mr. McGuinn is terminated by us without cause or if he terminates his employment agreement for good reason, he will be entitled to his base salary, guaranteed bonus and all health and benefits coverage until the expiration date of his employment agreement, plus one year of severance pay. At the election of Mr. McGuinn, in the event of such termination, his base salary and guaranteed bonus is payable by the Company within 45 days after his last day of employment. Additionally, all stock options granted to him will immediately vest.

Under the agreement, good reason includes any of the following occurring without the consent of Mr. McGuinn: an adverse change resulting in a diminution in his duties and responsibilities; an adverse change in his title; a change in control of the Company, or a significant relocation of the Company’s office. His employment agreement prohibits Mr. McGuinn from competing with us, or soliciting our customers or employees, in the United States for a period of two years from the date of their termination of employment.

We have also entered into executive employment agreements with Vishal Garg and Raza Khan. Each employment agreement provides for an initial annual base salary of $150,000. The agreements provide for a minimum annual increase in base salary of 10% and additional increases at the discretion of the Board of Directors. Each employment agreement also provides for a minimum annual performance-based bonus of $50,000 and bonuses in excess thereof at the discretion of the Board of Directors. Under the agreements, each executive will also receive options to purchase up to 20% of the shares of our capital stock made available under the Plan, 50% of which will vest immediately and the remaining 50% will vest on the first anniversary of the grant date. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the Plan. Additionally, during each calendar quarter during the term of the agreement, each executive will receive options to purchase an additional 5% of the shares of our capital stock made available under the Plan. The exercise price of all options will be the fair market value of our capital stock on the date such options is granted.

Each employment agreement expires on April 1, 2009, subject to extension or earlier termination. Each employment agreement provides that if Messrs. Garg and Khan are terminated by us without cause or if they terminate their employment agreements for good reason, they will be entitled to their base salary, guaranteed bonus and all health and benefits coverage until the expiration date of their employment agreements, plus one year of severance pay. At the election of the executive in the event of such termination, the executives base salary and guaranteed bonus is payable by the Company within 45 days after his last day of employment. Additionally, all stock options granted to them will immediately vest.

Under the agreements, good reason includes any of the following occurring without the consent of the executive: an adverse change resulting in a diminution in the executive’s duties and responsibilities; an adverse change in the executive’s title; or a change in control of the Company. Each employment agreement prohibits Messrs. Garg and Khan from competing with us, or soliciting our customers or employees, in the United States for a period of one year from the date of their termination of employment.

Security Ownership of Directors and Officers and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Capital stock on a diluted basis including the exercise of all options and warrants as of November 2, 2006 by (i) each person who, to our knowledge, beneficially owns, or upon completion of the Offering will beneficially own, more than 5% of our Capital stock; (ii) each of our directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group. The address of each executive officer and director is c/o MRU Holdings, Inc., 1114 Avenue of the Americas, 30th Floor, New York, New York 10036.

Name of Beneficial Owner	Amount(1)	Percent of Class

Edwin J. McGuinn, Jr.(2)	688,484	3.64%
Raza Khan(3)	4,002,216	20.14%
Vishal Garg(4)	3,981,376	20.03%
Richmond T. Fisher	50,000	0.27%
Andrew Mathieson	65,000	0.35%
C. David Bushley	51,250	0.28%
Michael Brown	55,000	0.30%
Sunil Dhaliwal	40,000	0.22%
Y&S Nazarian Revocable Trust(5)	1,652,909	8.97%
Nomura Credit & Capital, Inc.(6)	5,845,004	24.14%
Lehman Brothers Holdings Inc.(7)	1,317,923	7.01%
BlackRock, Inc.(8)	3,486,842	15.96%
SuNOVA Partners, L.P.(9)	1,300,000	7.08%
SuNOVA Long-Term Opportunity Fund, L.P.(9)	1,300,000	7.08%
SuNOVA Offshore Ltd.(9)	1,300,000	7.08%
Battery Partners VII, LLC(10)	5,325,264	22.57%

All directors and executive officers as a group (8 people)	8,933,326	40.72%

——————

(1)

Beneficial ownership is calculated based on 18,363,148 shares of our common stock issued and outstanding as of November 2, 2006, the record date for the Annual Meeting. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act. The number of shares beneficially owned by a person includes the shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable within 60 days of November 2, 2006. The shares issuable pursuant to those options, warrants or rights are deemed outstanding for computing the percentage ownership of the person holding these options, warrants or rights, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the such persons’ or entities’ names, subject to community property law, where applicable, unless noted in the footnotes to the table.

(2)

Includes 8,845 shares of common stock underlying warrants and 542,814 shares of common stock underlying options exercisable within 60 days of November 2, 2006.

(3)

Includes 858,006 shares of common stock underlying warrants and 650,000 shares of common stock underlying options exercisable within 60 days of November 2, 2006.

(4)

Includes 865,586 shares of common stock underlying warrants and 650,000 shares of common stock underlying options exercisable within 60 days of November 2, 2006.

(5)

Includes 36,000 shares of common stock underlying warrants and 20,000 shares of common stock underlying options exercisable within 60 days of November 2, 2006. The address for the Y&S Nazarian Revocable Trust is 1801 Century Park West, 5th Floor, Los Angeles, California 90067.

(6)

Includes 5,845,004 shares of common stock underlying warrants to acquire common stock exercisable within 60 days of November 2, 2006. The address for Nomura Credit & Capital, Inc. is 2 World Financial Center, Building B, New York, New York, 10281.

(7)

Includes 394,737 shares of common stock issuable upon conversion of issued and outstanding shares of Series B Convertible Preferred Stock and 39,000 shares of common stock underlying warrants exercisable within 60 days of November 2, 2006. The address for Lehman Brothers Holdings Inc. is 399 Park Avenue, New York, New York, 10022.

(8)

Includes 394,737 shares of common stock underlying issued and outstanding Series B Convertible Preferred Stock and 39,000 shares underlying a warrant to purchase common stock which is exercisable within 60 days of November 2, 2006. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(9)

Includes 490,500 shares of common stock owned by SuNOVA Partners, L.P., 66,200 shares of common stock owned by SuNOVA Long-Term Opportunity Fund, L.P. (the shares owned by SuNOVA Partners, L.P. and SuNOVA Long Term Opportunity Fund, L.P. are also beneficially owned by SuNOVA Holdings, LLC, their general partner), and 809,500 shares of common stock owned by SuNOVA Offshore Ltd. (which shares are also beneficially owned by SuNOVA Capital, L.P., which serves as investment manager to, and has investment discretion over the shares owned by, SuNOVA Offshore Ltd., and SuNOVA, LLC, the general partner of SuNOVA Capital, L.P.). Mr. Matthew Byrnes and Ms. Felice Gelman are co-managing members of SuNOVA Holdings, LLC and SuNOVA, LLC. The address for the above persons and entities is 780 Third Avenue, 5th Floor, New York, New York 10017.

(10)

Includes 3,873,158 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 1,258,776 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock underlying warrants exercisable within 60 days of November 2, 2006, which shares and warrants were issued to Battery Ventures VII, L.P. Also includes 74,211 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 24,119 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock underlying warrants exercisable within 60 days of November 2, 2006, which shares and warrants were issued to Battery Investment Partners VII, LLC. The securities beneficially owned by Battery Partners VII, LLC include these shares, as Battery Partners VII, LLC is the General Partner of Battery Ventures VII, L.P. and the Manager of Battery Investment Partners VII, LLC. The address of Battery Investment Partners VII, LLC is 930 Winter Street, Suite 2500, Waltham, MA 02451. The shares beneficially owned by Battery Investment Partners VII, LLC includes the 55,000 shares beneficially owned by Mr. Brown and the 40,000 shares beneficially owned by Mr. Dhaliwal, which shares were separately listed in this table.

Certain Relationships and Related Transactions

The obligations of the Company under the ISID Finance of America, Inc. Sublease are guaranteed by, Edwin McGuinn, the Company’s Chief Executive Officer, in accordance with a Guaranty dated April 26, 2005 executed by Mr. McGuinn in favor of the Sub-landlord.

Principal Accountant Fees and Services

Bagell, Josephs & Company, L.L.C. was the independent registered public accounting firm that audited the Company’s financial statements for the fiscal years ending June 30, 2006, June 30, 2005, December 31, 2004 and December 31, 2003. A representative of Baggell Josephs & Company will attend the Annual Meeting and have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company has selected Bagell, Josephs & Company, L.L.C. as the principal accountant for the current year. The aggregate fees billed by Bagell, Josephs & Company in connection with audit and non-audit services rendered for fiscal years 2006 a 2005 are as follows:

	Fiscal Year 2006	Fiscal Year 2005

Audit Fees(1)	$96,719	$80,008
Audit-related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
TOTAL	$96,719	$80,008

——————

(1)

Represents fees for professional services rendered in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and advice provided on accounting matters that arose in connection with audit services.

(2)

Represents fees for professional services related to the audits of our employee benefit plan and other statutory or regulatory filings.

(3)

Represents fees for tax services provided in connection with general tax matters.

(4)

All other fees represent fees for services provided to the Company that are not otherwise included in the categories above which consist of fees for professional services related to the review of our annual and quarterly financial statements for various filings made by the Company with the Commission.

Stockholder Proposals

Stockholders who wish to include a proposal in our proxy statement and form of proxy relating to the 2007 Annual Meeting should deliver a written copy of their proposal to our principal executive offices July 6, 2007. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. Except for stockholder proposals to be included in our proxy statement and form of proxy, the deadline for nominations for director and other proposals made by a stockholder is July 6, 2007. We may solicit proxies in connection with next year’s Annual Meeting which confer discretionary authority to vote on any stockholder proposals of which we do not receive notice by July 6, 2007. Proposals should be directed to Louis W. Zehil, Corporate Secretary, McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York 10105.

Annual Report; Delivery to Stockholders Sharing Address

We are providing a copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, simultaneously with delivery of this proxy statement. You may obtain additional copies of the Annual Report by writing to Louis W. Zehil, Corporate Secretary, McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York 10105.

We are delivering only one proxy statement and Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report to a stockholder at a shared address to which a single copy was sent. If you are a stockholder residing at a shared address and would like to request an additional copy of the proxy statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the proxy statement or Annual Report if you are currently receiving multiple copies), please send your request to Louis W. Zehil, Corporate Secretary, McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York 10105, or call 212-548-2100.

Other Matters

As of the date of this proxy statement, our Board of Directors does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Cost of Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. We will solicit primarily through the mail, and our officers, directors, and employees may solicit by personal interview, telephone, facsimile, or e-mail proxies. These people will not receive additional compensation for such solicitations, but we may reimburse them for their reasonable out-of-pocket expenses.

Holders of capital stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

Louis W. Zehil
Corporate Secretary

November 3, 2006

APPENDIX A

Proxy Card

Proxy – MRU Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held November 14, 2006

The undersigned stockholder of MRU Holdings, Inc. (“MRU Holdings”) hereby appoints Ed McGuinn, Raza Khan, and Vishal Garg proxies, with full authority, which may be exercised by either one or all of them, with power of substitution, to vote all shares of the capital stock and Series B Preferred stock (hereinafter referred to collectively as “Capital Stock”) of MRU Holdings which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MRU Holdings to be held at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York, at 12:00 p.m. (local time) on November 14, 2006 (the “Annual Meeting”), and at any adjournment or postponement thereof as follows:

A.

as directed herein with respect to each of the proposals identified on the reverse side hereof; and

B.

in their discretion with respect to any other business that may properly come before the Annual Meeting.

By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Capital Stock covered hereby.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

YOUR VOTE IS IMPORTANT

(Continued and to be signed on reverse side.)

Annual Meeting Proxy Card

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

A.

Election of Directors

1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES.

	For	Withhold

01 – Edwin J. McGuinn, Jr.	☐	☐
02 – Raza Khan	☐	☐
03 – Vishal Garg	☐	☐
04 – Andrew Mathieson	☐	☐
05 – Richmond T. Foster	☐	☐
06 – Michael M. Brown	☐	☐
07 – Sunil Dhaliwal	☐	☐
08 – C. David Bushley	☐	☐

☐

Mark this box with an “X” if you plan to attend the Annual Meeting.

☐

Mark this box with an “X” to indicate a change of name or address.

New Name/Address:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

C.

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.

Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box	Date (mm/dd/yyyy)